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                                                                     Exhibit 4.2

                                                                  EXECUTION COPY
                                                                  --------------

                  FIRST AMENDMENT, dated as of March 6, 2000 (this "Amendment") to the Amended and Restated Trust Agreement, dated as of September 1, 1999 (the "Agreement") between KEY BANK USA, NATIONAL ASSOCIATION, as Depositor (the "Depositor"), and BANK ONE, NATIONAL ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee (the " Trustee"), concerning the creation of KeyCorp Student Loan Trust 1999-B (the "Trust"), and the issuance by the Trust of its Floating Rate Asset-Backed Notes, Class A-1, Class A-2, and Class M (collectively, the "Notes") and Floating Rate Asset-Backed Certificates (the "Certificates"). Terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, KeyBank National Association ("KBNA") owns 99% of the Certificates, and Key Bank USA, National Association ("KBUSA") owns 1% of the Certificates; and

                  WHEREAS, KBNA and KBUSA desire to amend the Certificates to reduce the Certificate Rate and to create a new uncertificated strip that would be entitled to receive the excess of interest payable at the original Certificate Rate over interest payable at the new reduced Certificate Rate, on a pari passu basis with the Certificates; and

                  WHEREAS, the parties to the Agreement desire to execute this Amendment to provide for such changes in the quarterly cash flow; and

                  WHEREAS, Key Bank USA, National Association, in its capacity as Cap Provider, has consented to the execution and delivery of this Amendment;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, it is hereby agreed as follows:

                  ARTICLE 1. AMENDMENTS

                  1.1 AMENDMENTS TO DEFINITIONS.The provisions of Sections 1.1,
1.2 and 1.3 of the First Amendment, dated as of March 6, 2000, to the Sale and Servicing Agreement, dated as of September 1, 1999, among the Issuer, KBUSA, as Seller, Master Servicer and Administrator, and Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee, are hereby incorporated in their entirety into this Amendment and the Agreement is so modified to reflect such changes.

                  1.2 AMENDMENT TO ARTICLE II. Section 2.01 of the Agreement is hereby supplemented by the addition of the following new paragraph at the end of such Section 2.01:



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                  "The Certificate Strip is an uncertificated, non-voting
interest in the Trust entitled to payments of interest at the Certificate Strip Rate as set forth herein and in the Sale and Servicing Agreement. KBNA is the sole holder of the Certificate Strip and such interest is non-transferable by KBNA to any party, except to an Affiliate thereof in a transaction exempt from registration under the Securities Act."

                  1.3 AMENDMENTS TO ARTICLE V. Section 5.01(a) of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "(a) On each Distribution Date, the Eligible Lender Trustee will distribute, on a pari passu basis, to (i) holders of the Certificates, on a pro rata basis, the Certificateholders' Distribution Amount and any Certificateholders' Interest Index Carryover, if applicable, and (ii) to the holder of the Certificate Strip, the Certificate Strip Interest Distribution Amount and any Certificate Strip Interest Index Carryover, if applicable, each in the amounts received from the Indenture Trustee pursuant to Sections 5.05 and
5.06 of the Sale and Servicing Agreement on such Distribution Date.

                  (b) Section 5.02 is hereby amended by the addition of the following sentence at the end of such Section 5.02:

                  "Any distributions required to be made to the holder of the Certificate Strip on any Distribution Date shall be paid to KBNA (or its permitted assignee) by wire transfer in immediately available funds to the account designated by KBNA (or its permitted assignee)."

         ARTICLE 2 MISCELLANEOUS

                  2.1 EFFECTIVE DATE. The effective date of this Amendment shall be February 25, 2000 (the "Effective Date"). The Agreement shall read to incorporate the provisions of this Amendment on and after the Effective Date and the Agreement shall be read without reference to this Amendment for all dates and periods prior to the Effective Date.

                  2.2 LIMITED EFFECT. Except as expressly amended by this Amendment, all of the provisions, covenants, terms and conditions of the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

                  2.3 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  2.4 COUNTERPARTS. This Amendment may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.



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                  2.5 DEPOSITOR ORDER. The Depositor hereby directs the Trustee, not in its individual capacity but solely as Eligible Lender Trustee on behalf of the Trust, to (1) execute and deliver this Amendment, the First Amendment to the Sale and Servicing Agreement and the First Supplemental Indenture, each dated as of the date hereof, (2) direct the Indenture Trustee to execute and deliver the First Supplemental Indenture and undertake all of the actions set forth therein, (3) execute and deliver a new Class M Note to replace the existing Class M Note (and to instruct the Indenture Trustee to cancel and destroy such old Class M Note), which contains the amendments set forth in Paragraph 1.2 of the First Supplemental Indenture, and (4) to take such other actions as are consistent with the transactions contemplated hereby.


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                           IN WITNESS WHEREOF, the parties hereto have caused
this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                KEY BANK USA, NATIONAL ASSOCIATION,
                                        as Depositor



                                By:/s/Darlene Dimitrijevs
                                   ------------------------------------
                                        Name:Darlene Dimitrijevs
                                        Title:Senior Vice President



                                BANK ONE, NATIONAL ASSOCIATION,
                                     not in its individual capacity but solely as Eligible Lender Trustee



                                By:/s/Jeffrey L. Kinney
                                   --------------------------------------
                                        Name:Jeffrey L. Kinney
                                        Title:Vice President



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CONSENTED AND AGREED TO:


KEY BANK USA, NATIONAL ASSOCIATION,
  as Cap Provider



By:/s/Darlene Dimitrijevs
   ------------------------------------
     Name: Darlene Dimitrijevs
     Title:Senior Vice President



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                      CONSENT BY INDIRECT BENEFICIAL OWNER

         The undersigned, an indirect beneficial owner of 99% of the issued and outstanding Certificates, hereby consents to the foregoing Amendment and represents and warrants that it is duly authorized to deliver this consent to the Eligible Lender Trustee, and that such power has not been granted or assigned to any other person.

Name of Indirect Beneficial Owner:     KEYBANK NATIONAL ASSOCIATION
                                  ----------------------------------------------
(Print Name of Authorized Signature):Craig T. Platt
Title: Senior Vice President
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Signature: /s/Craig T. Platt
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Address: 127 Public Square, Cleveland, Ohio 44114
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Phone: (216) 689-5608
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Fax: (216) 689-4579
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Date:    March 6, 2000
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                      CONSENT BY INDIRECT BENEFICIAL OWNER

         The undersigned, an indirect beneficial owner of 1% of the issued and outstanding Certificates, hereby consents to the foregoing Amendment and represents and warrants that it is duly authorized to deliver this consent to the Eligible Lender Trustee, and that such power has not been granted or assigned to any other person.

Name of Indirect Beneficial Owner:   KEY BANK USA, NATIONAL ASSOCIATION
                                  ----------------------------------------------
(Print Name of Authorized Signature):Craig T. Platt
Title: Senior Vice President
      --------------------------------------------------------------------------
Signature: /s/Craig T. Platt
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Address: 127 Public Square, Cleveland, Ohio 44114
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Phone: (216) 689-5608
      --------------------------------------------------------------------------
Fax: (216) 689-4579
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Date:    March 6, 2000
     ---------------------------------------------------------------------------




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                       CONSENT BY DIRECT BENEFICIAL OWNER

         The undersigned, the direct beneficial owner of 100% of the issued and outstanding Certificates, hereby consents to the foregoing Amendment and represents and warrants that it is duly authorized to deliver this consent to the Eligible Lender Trustee, and that such power has not been granted or assigned to any other person.

Name of Indirect Beneficial Owner: __CREDIT SUISSE FIRST BOSTON CORPORATION
                                  ----------------------------------------------
(Print Name of Authorized Signature): Joseph D. Fashano
Title: Director
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Signature: /s/Joseph D. Fashano
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Address: 11 Madison Avenue, New York, NY 10010
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Phone: (212) 325-2107
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Fax: (212) 325-8278
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Date:    March 6, 2000
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